EXHIBIT 99.6

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CELL GENESYS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[      ], 2009

The undersigned stockholder of Cell Genesys, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [         ], 2009, and hereby appoints Stephen A. Sherwin, M.D. and Sharon E. Tetlow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on [          ], [        ], 2009, at [              ] Pacific Time, at the Company’s offices at 400 Oyster Point Boulevard, Suite [525], South San Francisco, California 94080, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters provided on the reverse side.

Address Change/Comments:

(If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE	SEE REVERSE
SIDE	SIDE	SIDE

CELL GENESYS, INC. C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. Box 43078 Providence, R.I. 02940-3078

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Cell Genesys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cell Genesys, Inc., c/o [Broadridge, 51 Mercedes Way, Edgewood, NY 11717].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CELLG1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELL GENESYS, INC.

Vote on Proposals		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante and Cell Genesys.	☐	☐	☐

2.	To adjourn the Cell Genesys special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal.	☐	☐	☐

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

Please sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should sign personally. An attorney, administrator, trustee, executor, guardian or other person signing in a representative capacity should indicate the name of the corporation and such officer’s capacity.

For address change/comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date